Amendment to Fund Participation Agreement

This Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Investment Advisors Corporation, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), and Principal Life Insurance Company (“PLIC”) and Principal National Life Insurance Company (“PNL”), (PLIC and PNL, collectively, the “Company”), is effective as of May 1, 2023 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of April 26, 2021;

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds; and
WHEREAS, effective March 13, 2023 Lincoln Investment Advisors Corporation changed its name to “Lincoln Financial Investments Corporation.”

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.Exhibits A and B shall be deleted in their entirety and replaced with Exhibits A and B attached hereto.
2.All references in the Agreement to “Lincoln Investment Advisors Corporation” are hereby changed to “Lincoln Financial Investments Corporation.”
3.Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.
4.All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.
5.This Amendment may be executed in counterparts, each of which shall be deemed to be an original.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance                Lincoln Financial Investments
Products Trust                        Corporation

By: /s/ Bill Flory                    By: /s/ Benjamin Richer
Name: Bill Flory                    Name: Benjamin Richer
Title: VP, Treasurer and CEO                Title: SVP, Head of Funds Management
Date: 4/19/2023                    Date: 4/19/2023

Lincoln Financial Distributors, Inc.    Principal National Life Insurance Company

By: /s/ Thomas O'Neill                By: /s/ Todd A. Jones
Name: Thomas O'Neill                Name: Todd A. Jones
Title: SVP                        Title: Assistant Director Prod Mgmt
Date: 4/20/2023                    Date: 04/18/2023

Principal Life Insurance Company

By: /s/ Todd A. Jones
Name: Todd A. Jones
Title: Assistant Director Prod Mgmt
Date: 04/18/2023

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Exhibit A

Funds
Dated as of May 1, 2023

The currently available Funds of the Trust are:

LVIP BlackRock Advantage Allocation Fund
LVIP Delaware Diversified Income Fund
LVIP Delaware High Yield Fund
LVIP Delaware Limited-Term Diversified Income Fund
LVIP Delaware REIT Fund
LVIP Delaware SMID Cap Core Fund
LVIP Delaware U.S. Growth Fund
LVIP Delaware Value Fund
LVIP JPMorgan U.S. Equity Fund
LVIP JP Morgan Small Cap Core Fund
LVIP JPMorgan Mid Cap Value Fund
LVIP JPMorgan Core Bond Fund

Exhibit B

Separate Accounts of the Life Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts are subject to this Agreement:

    Principal National Life Insurance Company Variable Life Separate Account
    Principal Life Insurance Company Variable Life Separate Account
    Principal Life Insurance Company Separate Account B

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following contracts are subject to this Agreement:

Separate Account B
Principal Flexible Variable Annuity
Principal Investment Plus Variable Annuity (“new” and “old”)
Principal Pivot Series Variable Annuity

PLIC Variable Life Separate Account
Principal Variable Universal Life Accumulator (“Accum”)
Principal Variable Universal Life Accumulator II (“Accum II”)
Principal Benefit Variable Universal Life (“BVUL”)
Principal Benefit Variable Universal Life II (“BVUL II”)
Principal Executive Variable Universal Life (“EVUL”)
Principal Executive Variable Universal Life II (“EVUL II”)
Principal Executive Variable Universal Life III (“EVUL III”)
Principal Flexible Variable Life (“FVLI”)
Principal Survivorship Flexible Premium Variable Universal Life (“SVUL”)
Principal Variable Universal Life Income (“VULI”)
Principal Variable Universal Life Income II (“VULI II”)
Principal Variable Universal Life Income IV (“VULI IV”)
PrinFlex Life (“PrinFlex”)

PNL Variable Life Separate Account
Principal Executive Variable Universal Life III
Principal Variable Universal Life Income III
Principal Variable Universal Life Income IV